Exhibit 10.1

FIRST AMENDMENT
TO
SERVICES AGREEMENT

This First Amendment to Services Agreement (this “Amendment”) is dated as of August 5, 2013 and entered into by and between DCP Midstream, LP, a Delaware limited partnership (“Service Provider”) and DCP Midstream Partners, LP, a Delaware limited partnership (“Owner”). Service Provider and Owner are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties”.
RECITALS

A.
The Parties entered into that certain Services Agreement dated as of February 14, 2013 (the “Services Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the Services Agreement).

B.
The Parties desire to amend the Services Agreement to increase the G&A Expenses Limit as provided for in Section 2.5 of the Services Agreement to account for the sale of the Membership Interests in DCP LaSalle Plant LLC and DCP Midstream Front Range LLC from Service Provider to the Owner in two separate Purchase and Sale Agreements dated as of August 5, 2013 (the “PSAs”) which are referred to together herein and in Schedule A as “Project Frontier”.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Services Agreement Schedule Amendment. Schedule A to the Services Agreement is replaced with the Schedule A attached hereto as Attachment I.

2.	Acknowledgement. Except as amended hereby, the Services Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Services Agreement as amended hereby.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

EACH OF THE UNDERSIGNED, intending to be legally bound, has caused this Amendment to be duly executed and delivered to be effective as of August 5, 2013, regardless of the actual date of execution of this Amendment.

DCP MIDSTREAM, LP

By: /s/ Brent L. Backes
Name: Brent L. Backes
Title: Group Vice President, General Counsel & Corporate Secretary

DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP, its general partner
By: DCP MIDSTREAM GP, LLC, its general partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel & Secretary

Signature Page to First Amendment to Services Agreement

ATTACHMENT I

SCHEDULE A

G&A EXPENSES LIMIT

For 2013 the G&A Expenses Limit shall be $28,620,000 plus an additional $400,000 per year for Project Frontier, pro-rated for the remainder of calendar year 2013 from the Effective Date, as such term is defined in the PSAs.